                                                                   EX-99. (d)(8)

                                   APPENDIX A

                      RCM INVESTMENT SUB-ADVISORY AGREEMENT

                             WELLS FARGO FUNDS TRUST

                                FUNDS TRUST FUNDS

                           Specialized Technology Fund

Most recent annual approval by the Board of Trustees: March 30, 2007 Appendix A amended: January 26, 2008

                                   SCHEDULE A

                      RCM INVESTMENT SUB-ADVISORY AGREEMENT
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                  FEE AGREEMENT
                             WELLS FARGO FUNDS TRUST

     This fee agreement is made as of the 26th day of January, 2008, by and between Wells Fargo Funds Management, LLC (the "Adviser") and RCM Capital Management, LLC (the "Sub-Adviser").

     WHEREAS, the parties and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement"), dated October 29, 2001, whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be at the annual rates indicated on Schedule A.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated on a monthly basis by applying the following annual rates to the Fund's net assets:


NAME OF FUND                  SUB-ADVISORY FEE
-----------------------------------------------
Specialized Technology Fund   First 50M   1.00%
                              Next 50M    0.70%
                              Over100M    0.55%

     The foregoing fee schedule is agreed to as of January 26, 2008 and shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                            Andrew Owen
                                            Executive Vice President


                                        RCM CAPITAL MANAGEMENT, LLC


                                        By:
                                            ------------------------------------